Exhibit 10.34
FIRST AMENDMENT OF LEASE

This First Amendment of Lease is made on December 30, 2020, between Liberty Vista, a California limited partnership, ("Lessor"), whose address is 1000 Pioneer Way, El Cajon, CA 92020, and Exagen Diagnostics, Inc., ("Lessee"), with reference to 1221 Liberty Way, San Diego, CA 92083 who agree as follows:

1.Recitals. This First Amendment of Lease is made with reference to the following facts and objectives:
a.Lessor and Lessee entered into a written Lease dated August 15, 2014, as extended February 1, 2018, and as extended February 25, 2020 ("the Lease") in which Lessor leased to Lessee, and Lessee leased from Lessor, premises located in the City of Vista, County of San Diego, California, commonly known as 1221 Liberty Way, Vista, CA 92083, consisting of approximately 19,504 square feet ("Premises").
b.The term of the Lease expires on January 31, 2026.
c.The parties desire to amend the Base Rent Schedule to include amortization of the additional tenant improvement allowance.
2.Tenant Improvement Allowance. Lessee used its "Additional Allowance" of Fifty Thousand Dollars ($50,000.00) and was reimbursed for the same by Lessor. Pursuant the terms of the Lease the $50,000 additional allowance shall be amortized at 7% annual interest over the remaining term and paid monthly by Lessee as additional Base Rent (as shown in the Base Monthly Rent Schedule below).
3.Base Monthly Rent Schedule.

Term	Base Rent	Additional Base Rent (Amortized TIA)	Total Base Rent
February 1, 2021 through January 31, 2022	$19,000.00	$990.00	$19,990.00
February 1, 2022 through January 31, 2023	$19,600.00	$990.00	$20,590.00
February 1, 2023 through January 31, 2024	$20,200.00	$990.00	$21,190.00
February 1, 2024 through January 31, 2025	$20,800.00	$990.00	$21,790.00
February 1, 2025 through January 31, 2026	$21,400.00	$990.00	$22,390.00
4.Effectiveness of Lease. Except as set forth in this First Amendment of Lease, all the provisions of the Lease shall remain unchanged and in full force and effect.

LESSOR:	LESSEE:
Liberty Vista	Exagen Diagnostics, Inc.
A California Limited Partnership
By: Hamann Property Management, Inc.
Authorized Agent

By: /s/ Brendan Thiessen	By: /s/ Fortunato Ron Rocca
Brendan Thiessen - Asset Manager	Fortunato Ron Rocca, President & CEO
Date: 1/6/2021	Date: 1/6/2021